Exhibit 99.1

AGA Precision Systems Signs Long-Term Agreement to Supply Mission-Critical Aerospace and Defense Components to Turbo-Jet Products

NEWPORT BEACH, CA – March 31, 2026 – AGA Precision Systems LLC (“AGA”), a precision aerospace manufacturing company and wholly owned subsidiary of PMGC Holdings Inc., today announced the execution of a Long-Term agreement (“LTA”) with Turbo-Jet Products Co., Inc. (“Turbo-Jet Products”), a California-based aerospace and defense supplier.

Under the terms of the LTA, AGA will supply mission-critical aerospace and defense components and in support of Turbo-Jet Products’ commercial and defense programs. The LTA provides an agreement framework that governs all future purchase orders issued during the LTA’s term.

The LTA includes an initial five-year term, with provisions for annual renewals, supporting a long-term strategic supply relationship between the parties.

Strategic Importance

The company believes this LTA strengthens AGA’s position within the aerospace and defense supply chain and enables AGA to support programs that may include U.S. government and defense-related contracts, in compliance with applicable Federal Acquisition Regulation (FAR) and Defense Federal Acquisition Regulation Supplement (DFARS) requirements.

The LTA follows AGA’s achievement of AS9100 certification, a globally recognized quality standard for aerospace manufacturing, and its International Traffic in Arms Regulations (“ITAR”) compliance, reinforcing the company’s ability to support regulated defense programs and deliver mission-critical components with the highest levels of quality, traceability, and regulatory adherence.

About AGA Precision Systems LLC

AGA Precision Systems LLC is a California-based specialized computer numerical control machine shop focused on high-tolerance milling, turning, mold manufacturing, and machining of complex metals. The company serves customers across the aerospace, defense, space, and industrial sectors, delivering precision components to demanding technical specifications.

AGA is AS9100 certified and ITAR compliant, meeting globally recognized quality management standards for aerospace manufacturing and adhering to strict U.S. regulatory requirements for defense-related work.

About Turbo-Jet Products Co., Inc.

Since 1948, Tur-Bo Jet Products has been providing custom innovative design, manufacturing, and solutions for the aerospace, military, transportation, and medical industries. Turbo-Jet Products is an AS9100 Rev. D / ISO 9001:2015 certified designer and manufacturer of custom electromagnetic, electromechanical, mechanical, fluid, and pneumatic controls.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.